SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Pursuant to Rule 14a-12

Range Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.

|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

|_|	Fee paid previously with preliminary materials.

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

April 21, 2003

Dear Fellow Stockholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend our 2003 Annual Meeting. The meeting will be held at the Company’s offices at 777 Main Street, Suite 800, in Fort Worth, Texas on Wednesday, May 21st at 9:00 a.m. Central time. The matters to be addressed are outlined in the enclosed Notice of Annual Meeting and more fully described in the Proxy Statement. Following the meeting, we plan to present a brief overview of the Company’s recent results and ongoing projects. Company officers and representatives of our auditors will be present to respond to questions. Our 2002 Annual Report is also enclosed for your review.

     MacKenzie Partners, Inc. has been retained to assist the Company in the soliciting process. If you have any questions regarding the meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500. Whether or not you expect to attend the meeting, it is important that your shares are voted. Please sign and return the enclosed proxy card at your earliest convenience to ensure that you will be represented. You may revoke your proxy at the meeting and vote your shares in person if you wish. In any case, your vote is important regardless of the number of shares you own. Our thanks in advance for your prompt response.

Sincerely yours, John H. Pinkerton President

RANGE RESOURCES CORPORATION
777 Main Street, Suite 800
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2003

To the Stockholders of Range Resources Corporation:

     The 2003 Annual Meeting of Stockholders (the “Meeting”) of Range Resources Corporation, a Delaware corporation (the “Company”), will be held at 777 Main Street, Suite 800 in Fort Worth, Texas on Wednesday, May 21st at 9:00 a.m. Central time. The purposes of the Meeting are:

1.	To elect a board of seven directors, each for a one-year term;
2.	To consider and vote on a proposal to (a) amend the 1999 Stock Option Plan increasing the number of shares of Common Stock authorized to be issued from 6,000,000 to 8,750,000 and (b) amend the Plan to prohibit the pricing of stock options granted under the Plan without a vote by the shareholders; and

3.	To transact such other business as may arise which can properly be conducted at the Meeting or any adjournment.

     This notice is being sent to holders of Common Stock of record at the close of business on April 4, 2003. Each holder has the right to vote at the Meeting or any adjournment or postponement. “Voting Rights” are described in more detail in the attached Proxy Statement. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose relevant to the Meeting during normal business hours for ten days prior to the Meeting at the Company’s offices. The list will also be available during the Meeting for inspection by stockholders.

     Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided. You may revoke your proxy at any time prior to its exercise. If present at the Meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS Rodney L. Waller Secretary
April 21, 2003
Fort Worth, Texas

RANGE RESOURCES CORPORATION

PROXY STATEMENT

Annual Meeting Of Stockholders
May 21, 2003

INTRODUCTION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Range Resources Corporation, a Delaware corporation (hereinafter referred to as the “Company” or “Range”), for use at the 2003 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held Wednesday, May 21, 2003 at 9:00 a.m. Central time, at the Company’s offices at 777 Main Street, Suite 800, Fort Worth, Texas 76102. The items to be considered are summarized in the Notice of Annual Meeting of Stockholders (the “Notice”) and more fully described in this Proxy Statement. This Proxy Statement and the proxy form were first mailed on or about April 21, 2003, to all holders of record of the Company’s Common Stock, $.01 par value (the “Common Stock”) on April 4, 2003 (collectively the “Stockholders”). Shares of the Common Stock represented by proxies will be voted as described below or as specified by each Stockholder. Any proxy given by a Stockholder may be revoked at any time prior to the voting by delivering a written notice to the Secretary of the Company, by executing and delivering a subsequently dated proxy or by attending the Meeting, withdrawing the proxy and voting in person.

     The persons named as proxies are John H. Pinkerton and Rodney L. Waller, President and Secretary of the Company, respectively. The cost of preparing and mailing this Proxy Statement and any other related material will be paid by the Company. The Company has retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in the solicitation. For these services, the Company will pay MacKenzie Partners a fee of $3,000 and reimburse it for certain out-of-pocket expenses. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company may solicit proxies personally. The Company will request brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock and will reimburse them for their expenses.

VOTING RIGHTS

Voting Stock and Record Date

     Only Stockholders of record for the Common Stock at the close of business on April 4, 2003 will be entitled to vote at the Meeting. On April 4, 2003, 55,433,212 shares of Common Stock were outstanding with each share entitling the holder to one vote on each matter. Shareholders of Common Stock are not entitled to cumulative voting rights.

Quorum and Adjournments

     The presence, in person or by proxy, of Stockholders holding a majority of the votes eligible to be cast is necessary to constitute a quorum at the Meeting. If a quorum is not present at the Meeting, the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time without notice, other than an announcement at the Meeting of the time and place of the adjourned meeting, until a quorum is present. In addition, under the Company’s bylaws the chairman of the Meeting has the power to adjourn the Meeting for any reason from time to time without notice, other than an announcement at the Meeting of the time and place of the adjourned meeting, provided that a new record date is not set. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Meeting.

Votes Required

     Assuming a quorum is present in each case at the Meeting, the Stockholders will elect directors by a plurality of the eligible votes present or represented by proxy at the Meeting. As required by the 1999 Stock Option Plan, approval of Proposal 2 requires an affirmative vote of Stockholders holding a majority of the votes cast at the Meeting after considering any abstentions.

Broker Non-Votes and Abstentions

     Proposals 1 and 2 are considered discretionary items, so the Company does not anticipate that any broker non-votes will be recorded. Brokers who hold shares in street name for customers are required to vote as the beneficial owners instruct. A “broker non-vote” occurs when a broker does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Brokers are not permitted to vote on non-discretionary items if they have not received instructions from the beneficial owners. Brokers are permitted to indicate a “broker non-vote” on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For Proposal 2, abstentions will be included in the number of shares voting. Abstentions will have the effect of voting against Proposal 2.

Default Voting

     A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” all Proposals listed in the Notice and any other business that may properly come before the Meeting or any adjournment or postponement. If the Company proposes to adjourn the Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice and described in this Proxy Statement to be presented for consideration at the Meeting.

This Proxy Statement is dated April 21, 2003.

SECURITY OWNERSHIP

     The following table reflects the beneficial ownership of the Company’s Common Stock based upon the 55,433,212 common shares outstanding as of April 4, 2003 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each director, director nominee and each of the five Named Executive Officers (as defined under “Executive Compensation - Summary Compensation Table”), and (iii) all directors, director nominees and executive officers as a group. The business address of each individual listed below is: c/o Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

	Common Stock

Owner	Number of Shares Beneficially Owned		Percent of Class

Thomas J. Edelman	2,276,546	(1)	4.1%
John H. Pinkerton	668,942	(2)	1.2%
Robert E. Aikman	156,416	(3)	*
Charles L. Blackburn	—	(4)	*
Anthony V. Dub	196,297	(5)	*
V. Richard Eales	72,000	(6)	*
Allen Finkelson	112,308	(7)	*
Jonathan S. Linker	8,000	(8)	*
Alexander P. Lynch	116,000	(9)	*
Terry W. Carter	155,854	(10)	*
Eddie M. LeBlanc	107,573	(11)	*
Rodney L. Waller	295,616	(12)	*
All directors and executive
officers as a group (14 individuals)	4,637,751	(13)	8.2%
Putnam, LLC	5,966,599	(14)	10.8%
One Post Office Square
Boston, Massachusetts 02109

Strong Capital Management, Inc.	5,542,665	(15)	10.0%
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Cannell Capital LLC	4,980,700	(16)	9.0%
150 California Street, Fifth Floor
San Francisco, California 94111

Dimensional Fund Advisors Inc.	3,278,091	(17)	5.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Franklin Resources Inc.	3,383,894	(18)	5.8%
One Franklin Parkway
Building 920
San Mateo, California 94403

* Less than one percent

(1)	Includes 158,743 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 603,636 shares held in IRA and KEOGH accounts; 745,216 shares held in the Company’s deferred compensation and 401(k) plans; 74,116 shares owned by Mr. Edelman’s spouse; and 112,550 shares owned by his minor children to which Mr. Edelman disclaims beneficial ownership.
(2)	Includes 191,250 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 121,199 shares held in an IRA account; 220,092 shares held in the Company’s deferred compensation and 401(k) plans; 4,772 shares owned by Mr. Pinkerton’s minor children; and 3,499 shares owned by Mr. Pinkerton’s spouse, to which Mr. Pinkerton disclaims beneficial ownership.
(3)	Includes 26,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 14,500 shares owned by Mr. Aikman’s family trust; and 14,366 shares owned by Mr. Aikman’s spouse, to which Mr. Aikman disclaims beneficial ownership.
(4)	Mr. Blackburn was elected as a director and appointed Chairman of the Board on April 14, 2003.
(5)	Includes 26,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 20,297 shares held in the Company’s deferred compensation plan.
(6)	Includes 16,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(7)	Includes 26,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 31,308 shares held in the Company’s deferred compensation plan.
(8)	Includes 8,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(9)	Includes 16,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days.
(10)	Includes 80,000 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 10,000 shares held in an IRA account; and 65,854 shares held in the Company’s deferred compensation and 401(k) plans.
(11)	Includes 49,550 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days, 20,000 shares in an IRA account, and 38,022 shares held in the Company’s deferred compensation and 401(k) plans.
(12)	Includes 95,960 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days; 42,500 shares in an IRA account; 117,873 shares held in the Company’s deferred compensation and 401(k) plans; and 1,146 shares owned by Mr. Waller’s children, to which Mr. Waller disclaims beneficial ownership.
(13)	Includes 949,365 shares which may be purchased under currently exercisable stock options or options that are exercisable within 60 days and 1,326,070 shares held in the Company’s deferred compensation and 401(k) plans.
(14)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003. Putnam, LLC d/b/a Putnam Investments, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., reported the beneficial ownership of 5,966,599 common shares owned by its two wholly owned registered investment advisors: Putnam Investment Management, LLC (2,550,840 shares) and The Putnam Advisory Company, LLC (3,415,759 shares). The Putnam Advisory Company, LLC reported a shared power to vote or to direct the vote as to 1,406,910 shares and Putnam Investment Management, LLC reported a shared power to vote or direct the vote as to 16,650 shares. Each respective investment advisor reported a shared power to dispose or to direct the disposition of their respective beneficially owned shares.
(15)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2003. Strong Capital Management, Inc., a registered investment advisor, reported shared voting power of 5,521,375 shares and shared dispositive power of 5,542,665 shares. Richard S. Strong, the Chairman of the Board of Strong Capital Management, Inc., reported shared voting power as to 5,521,375 shares and shared dispositive power as to 5,542,665 shares. Strong Advisor Small Cap Value Fund owns 3,407,800 shares or 6.22%. The remaining shares are owned by various other accounts for which Strong Capital Management, Inc. acts as an investment advisor. None of the other accounts own more than 5% of the class.
(16)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003. Cannell Capital LLC, a California licensed investment advisor, beneficially owns 4,980,700 shares of which it has shared voting and dispositive power. J. Carlo Cannell, as the managing member and majority owner of Cannell Capital, LLC, beneficially owns 4,980,700 shares of which he has shared voting and dispositive power. Cannell Capital, LLC, is the investment advisor for The Anegada Fund Limited (1,337,809 shares), The Cuttyhunk Fund Limited (73,500 shares), GS Cannell Portfolio, LLC (692,370 shares) and Pleiades Investment Partners, L.P. (279,225 shares), each of which has shared voting and dispositive power as to its respective shares. Cannell Capital, LLC is the general partner of Tonga Partners, L.P. (2,597,796 shares). Tonga Partners, L.P. has shared voting and dispositive power as to its shares.
(17)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2003. Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported that it has sole voting and dispositive power over 3,278,091 shares. Dimensional Fund Advisors Inc. furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are hereinafter referred to as the “Funds.” In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.
(18)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2003. Franklin Resources, Inc. reported that the securities reported were beneficially owned by one or more investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Such advisory contracts grant all investment and/or voting power over the securities owned by the advisory clients to the advisor subsidiaries. Franklin Advisers, Inc. beneficially owns 3,383,894 shares of which it has sole voting and dispositive power. Franklin Resources, Inc., the parent holding company, Charles B. Johnson, who owns over 10% of the outstanding common stock of Franklin Resources, Inc., and Rupert H. Johnson, Jr., who owns over 10% of the outstanding common stock of Franklin Resources, Inc., are each deemed to beneficially own 3,383,894 shares; however, they do not have any sole or shared voting or dispositive power as to those shares.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Nomination and Election of Directors

     The Board of Directors has nominated Messrs. Robert E. Aikman, Anthony V. Dub, V. Richard Eales, Allen Finkelson, Jonathan S. Linker and John H. Pinkerton (all of whom served as directors during 2002) and Mr. Charles L. Blackburn, who was just added to the Board on April 14, 2003, to serve as directors of the Company for terms of one year expiring at the 2004 Annual Meeting of Stockholders or until their successors have been elected and qualified. Messrs. Thomas J. Edelman and Alexander P. Lynch have elected not to stand for reelection to the Board at the 2003 Annual Meeting.

      It was recently brought to the attention of the Company by counsel that Mr. Edelman’s serving as Chairman and Mr. Lynch serving as a director of Range while simultaneously serving as Chairman and a director, respectively, of Patina Oil & Gas Corporation, might be subject to Section 8 of the Clayton Act. The Clayton Act is a federal antitrust statute that prohibits, among other things, a person from acting as a director or officer of two companies that are, as provided in the statue, competitors. After considering his alternatives and responsibilities, including his contractual commitment to Patina, Mr. Edelman decided that he should resign as an officer of the Company at the Annual Meeting on May 21, 2003 and would not run for reelection as a director at the Meeting. Mr. Lynch also decided not to run for reelection as a director of Range. To assist the Company in the transition, Mr. Edelman has entered into a three-year consulting agreement with the Company.

     After interviewing potential director nominees for the two vacant director positions, the Nomination Committee of the Board of Directors recommended to the Board and the Board approved the reduction of the number of directors to seven. The Nomination Committee will continue to review possible director candidates in the future who would consider joining the Board and determine whether the number of directors should be expanded. Under the Company’s Bylaws, the Board is charged with the responsibility of determining the size of the Board provided that there are at least three directors and no more than fifteen directors.

     On April 14, 2003, the Nomination Committee recommended and the Board approved the election of Mr. Charles L. Blackburn as the non-executive Chairman of the Board. Due to the increased responsibilities of the Chairman, the Compensation Committee recommended and the Board approved a retainer of $100,000 per annum paid quarterly, to Mr. Blackburn in lieu of the normal director fee of $25,000. The payment to Mr. Blackburn for serving as Chairman of the Board is payable half in cash and half in shares of restricted common stock of the Company issuable at the then market value into a deferred compensation account for Mr. Blackburn. He will not receive additional committee or attendance fees but will be entitled to the same annual option grants and right to participate in the Stock Purchase Plan as other directors.

     Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Board of Directors may recommend. Management does not presently contemplate that any of the nominees will become unavailable for election for any reason.

     The Board of Directors recommends a vote FOR the election of each of the nominees.

Information Concerning Nominees

      The following table sets forth the names of the nominees and certain information with regard to each nominee. There is no family relationship between any director or executive officer of the Company.

		Held
Name	Age	Office Since	Position

Robert E. Aikman	71	1990	Director
Charles L. Blackburn	75	2003	Chairman of the Board
Anthony V. Dub	53	1995	Director
V. Richard Eales	67	2001	Director
Allen Finkelson	56	1994	Director
Jonathan S. Linker	54	2002	Director
John H. Pinkerton	49	1988	President and Director

      Robert E. Aikman became a director in 1990. Mr. Aikman has more than 50 years experience in oil and gas exploration and production throughout the United States and Canada. From 1984 to 1994, he was Chairman of the Board of Energy Resources Corporation. From 1979 through 1984, he was the President and principal shareholder of Aikman Petroleum, Inc. From 1971 to 1977, he was President of Dorchester Exploration Inc. and from 1971 to 1980, he was a director and a member of the Executive Committee of Dorchester Gas Corporation. Mr. Aikman is Chairman of WhamTech, Inc. and is also President of The Hawthorne Company, an entity which organizes joint ventures and provides advisory services for the acquisition of oil and gas properties and the restructuring, reorganization and/or sale of oil and gas companies. In addition, Mr. Aikman is a director of the Panhandle Producers and Royalty Owners Association and a member of the Independent Petroleum Association of America and American Association of Petroleum Landmen. Mr. Aikman received a Bachelor of Arts/Sciences from the University of Oklahoma.

     Charles L. Blackburn was elected as a director on April 14, 2003 and appointed as the non-executive Chairman of the Board. Mr. Blackburn has been retired since 1995. Mr. Blackburn has more than 50 years experience in oil and gas exploration and production serving in several senior executive and board positions. Previously, he served as Chairman and Chief Executive Officer of Maxus Energy Corporation from 1987 until that company’s sale to YPF Socjedad Anonima in 1995. Maxus was the oil and gas producer which remained after Diamond Shamrock Corporation’s spin-off of its refining and marketing operations. Prior thereto, he had served as President of Diamond Shamrock’s exploration and production subsidiary. From 1952 through 1986, Mr. Blackburn was with Shell Oil Company, serving as its Executive Vice President and Director of Exploration and Production for the final ten years of that period. Mr. Blackburn has previously served on the Boards of Anderson Clayton and Co. (1978-1986), King Ranch Corp. (1987-1988), Penrod Drilling Co. (1988-1991), Landmark Graphics Corp. (1992-1996), and Lone Star Technologies, Inc. (1991-2001). Currently, Mr. Blackburn is a director of Sepradyne, an environmental cleanup company, and serves as an advisory director to the oil and gas loan committee of Guaranty Bank. Mr. Blackburn received his Bachelor of Science degree in Engineering Physics from the University of Oklahoma.

      Anthony V. Dub became a director in 1995. Mr. Dub is Chairman of Indigo Capital, LLC, a financial advisory firm based in New York. Prior to forming Indigo Capital in 1997, he served as an officer of Credit Suisse First Boston. Mr. Dub joined CSFB in 1971 and was named a Managing Director in 1981. Mr. Dub led a number of departments during his 27 year career at CSFB including the Investment Banking Department. Mr. Dub is also Vice Chairman and a director of Capital IQ, Inc. CIQ is the leader in helping organizations capitalize on the synergistic integration of market intelligence, institutional knowledge, and relationships. Mr. Dub received a Bachelor of Arts, magna cum laude, from Princeton University.

      V. Richard Eales became a director in 2001. Mr. Eales has over 35 years of experience in the energy, high technology and financial industries. He is currently retired, having been a financial consultant serving energy and information technology businesses from 1999 through 2002. Mr. Eales was employed by Union Pacific Resources Group Inc. from 1991 to 1999 serving as Executive Vice President from 1995 through 1999. Prior to 1991, Mr. Eales served in various financial capacities with Butcher & Singer and Janney Montgomery Scott, investment banking firms, as CFO of Novell, Inc., a technology company, and in the treasury department of Mobil Oil Corporation. Mr. Eales received his Bachelor of Chemical Engineering from Cornell University and his Masters in Business Administration from Stanford University.

      Allen Finkelson became a director in 1994. Mr. Finkelson has been a partner at Cravath, Swaine & Moore since 1977, with the exception of the period 1983 through 1985, when he was a managing director of Lehman Brothers Kuhn Loeb Incorporated. Mr. Finkelson joined Cravath, Swaine & Moore in 1971. Mr. Finkelson earned a Bachelor of Arts from St. Lawrence University and a J.D. from Columbia University School of Law.

     Jonathan S. Linker was elected to the Board at the 2002 Annual Meeting. Mr. Linker served as a director of the Company from August 1998 until October 2000. He has been active in the energy business since 1972. Mr. Linker began working with First Reserve Corporation, the largest private equity firm investing exclusively in energy, in 1988 and was a Managing Director of the firm from 1996 until July 2001. Mr. Linker is currently an energy consultant. Mr. Linker has been President and a director of IDC Energy Corporation since 1987, a director and officer of Sunset Production Corporation since 1991 serving currently as Chairman, and Manager of Shelby Resources Inc., a small, privately-owned exploration and production company. He is a director of First Wave Marine, Inc. a private company providing shipyard and related services in the Houston-Galveston area. Mr. Linker received a Bachelor of Arts in Geology from Amherst College, a Masters in Geology from Harvard University and a MBA from Harvard University’s Graduate School of Business Administration.

      John H. Pinkerton, President and a Director of the Company, became a director in 1988. He joined the Company and was appointed President in 1990. Previously, Mr. Pinkerton was Senior Vice President-Acquisitions of Snyder Oil Corporation. Prior to joining SOCO in 1980, he was with Arthur Andersen & Co. Mr. Pinkerton serves as a director of Great Lakes Energy Partners, LLC. Mr. Pinkerton received his Bachelor of Arts in Business Administration from Texas Christian University and his Master of Arts in Business Administration from the University of Texas.

Information Concerning the Board and Board Committees

     During 2002, the Board met six times and acted six times by unanimous written consent. Each director participated in at least 75% of the meetings of the Board and committees on which they served. In addition, management frequently confers informally with directors.

     The committees of the Board, the current members and their primary functions are as follows:

     Audit Committee. The Audit Committee of the Board of Directors is responsible for the engagement of the Company’s independent public accountants, monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. This Committee also reviews the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Messrs. Dub (Chairman), Eales and Linker are the members of the Audit Committee. During 2002, the Audit Committee met nine times.

      Compensation Committee. The Compensation Committee of the Board of Directors has responsibility for overseeing all compensation arrangements affecting executive officers. The Committee’s duties include reviewing and approving officers’ salaries, setting incentive compensation and bonus targets and administering the bonus, incentive compensation, and stock option plans. The Committee advises and consults with management regarding benefits and significant compensation policies and practices. This Committee also considers nominations of candidates for officer positions. The members of the Compensation Committee are Messrs. Aikman (Chairman), Finkelson and Lynch. During 2002, the Compensation Committee met four times and acted once by written consent.

     Dividend Committee. The Dividend Committee is authorized and directed to approve the payment of dividends on all of the Company’s securities at the same rates paid in the previous quarter or as the Board may direct. The members of the Dividend Committee are Messrs. Edelman (Chairman) and Pinkerton. The Dividend Committee did not meet during 2002.

      Executive Committee. The Executive Committee reviews and authorizes actions required in the management of the business and affairs of the Company, which would otherwise be determined by the Board, when it is not practicable to convene the full Board. One of the principal responsibilities of the Executive Committee is to be available to review and approve smaller acquisitions. The members of the Executive Committee are Messrs. Edelman (Chairman), Finkelson and Pinkerton. The Executive Committee did not meet during 2002.

     Nomination Committee. The Nomination Committee develops and reviews background information for candidates for the Board of Directors and makes recommendations to the Board regarding such candidates. The members of the Nomination Committee are Messrs. Aikman, Finkelson and Lynch (Chairman). The Nomination Committee acted once during 2002 by written consent. The Nomination Committee is not obligated to consider nominations submitted from security holders.

     Outside directors receive fees of $25,000 per annum (other than the change for the Chairman of the Board who receives $100,000), are granted 8,000 options per year at market to purchase Common Stock under the Outside Directors Stock Option Plan upon their initial appointment to the Board and 8,000 options at their reelection to the Board each year, are granted rights to purchase Common Stock under the 1997 Stock Purchase Plan, and are reimbursed for expenses in attending Board and committee meetings. The directors receive no compensation for attending committee meetings. Directors who are officers of the Company are not paid for serving on the Board and committees.

EXECUTIVE OFFICERS

     Information regarding the executive officers of the Company as of April 4, 2003 is summarized below:

Name	Age	Officer Since	Position

Thomas J. Edelman	52	1988	Chairman
John H. Pinkerton	49	1990	President
Terry W. Carter	50	2001	Executive Vice President – Exploration and Production
Eddie M. LeBlanc, III	54	2000	Senior Vice President and Chief Financial Officer
Herbert A. Newhouse	58	1998	Senior Vice President – Gulf Coast
Chad L. Stephens	48	1990	Senior Vice President – Corporate Development
Rodney L. Waller	53	1999	Senior Vice President and Secretary

     Officers are appointed annually to hold their respective offices by the Board of Directors at the Board’s meeting held in conjunction with the Annual Meeting of Stockholders in May of each year. For biographical information with respect to Mr. Pinkerton, see “Election of Directors - Information Concerning Nominees” above.

      Thomas J. Edelman, Chairman and formerly Chairman of the Board of Directors, joined the Company in 1988. As discussed above, Mr. Edelman is resigning as an officer of the Company at the Meeting on May 21, 2003, and will then assume a consulting position with the Company. From 1981 to 1997, he served as a director and President of Snyder Oil Corporation, a publicly traded independent oil company. In 1996, Mr. Edelman became Chairman and Chief Executive Officer of Patina Oil & Gas Corporation. Prior to 1981, Mr. Edelman was a Vice President of The First Boston Corporation. From 1975 through 1980, Mr. Edelman was with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman serves as a director of Star Gas Partners, L.P., a publicly traded master limited partnership which distributes fuel oil and propane, and Great Lakes Energy Partners, LLC. Mr. Edelman received a Bachelor of Arts, magna cum laude, from Princeton University and his Masters in Finance from Harvard University’s Graduate School of Business Administration.

      Terry W. Carter, Executive Vice President – Exploration and Production, joined the Company in 2001. From 1999 to 2001, Mr. Carter provided consulting services to independent oil companies. From 1976 to 1999, Mr. Carter was employed by Oryx Energy Company, holding a variety of positions including Planning Manager, Development Manager and Manager of Drilling. Mr. Carter received a Bachelor of Science degree in Petroleum Engineering from Tulsa University. Mr. Carter has tendered his resignation effective May 1, 2003.

     Eddie M. LeBlanc III, Senior Vice President and Chief Financial Officer, joined the Company in 2000. Previously, Mr. LeBlanc was a founder of Interstate Natural Gas Company, which merged into Coho Energy in 1994. At Coho, Mr. LeBlanc served as Senior Vice President and Chief Financial Officer. Mr. LeBlanc’s twenty-seven years of experience include assignments in the oil and gas subsidiaries of Celeron Corporation and Goodyear Tire and Rubber. Prior to his industry experience, Mr. LeBlanc was with a national accounting firm. Mr. LeBlanc is a certified public accountant and a chartered financial analyst. He received a Bachelor of Science degree from the University of Southwestern Louisiana.

     Herbert A. Newhouse, Senior Vice President – Gulf Coast, joined the Company in 1998. Previously, Mr. Newhouse served as Executive Vice President of Domain Energy Corporation in 1997. Prior to joining Domain, Mr. Newhouse was with Tenneco for over 17 years and North Central Oil Corporation for 5 years. He has over 30 years of operational and managerial experience in oil and gas exploration and production. Mr. Newhouse received a Bachelor of Science degree in Chemical Engineering from Ohio State University.

     Chad L. Stephens, Senior Vice President – Corporate Development, joined the Company in 1990. Previously, Mr. Stephens was with Duer Wagner & Co., an independent oil and gas producer, since 1988. Prior thereto, Mr. Stephens was an independent oil operator in Midland, Texas for four years. From 1979 to 1984, Mr. Stephens was with Cities Service Company and HNG Oil Company. Mr. Stephens received a Bachelor of Arts Degree in Finance and Land Management from the University of Texas.

     Rodney L. Waller, Senior Vice President and Secretary, joined the Company in 1999. Previously, Mr. Waller had been with Snyder Oil Corporation, now part of Devon Energy Corporation, since 1977, where he served as a Senior Vice President. Before joining SOCO, Mr. Waller was with Arthur Andersen & Co. Mr. Waller is a certified public accountant and petroleum landman. Mr. Waller serves as a director of Great Lakes Energy Partners, LLC. He received a Bachelor of Arts degree in Accounting from Harding University.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation awarded to, earned or paid by the Company to the Chairman of the Company and the four most highly compensated executive officers who were serving as executive officers at the end of the Company’s last completed fiscal year for services rendered in all capacities during the years ended December 31, 2002, 2001 and 2000. In this Proxy Statement, these individuals are referred to as “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation			Long-term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)(a)

Thomas J. Edelman	2002	$350,000	$800,000	(b)			250,000	$133,860
Chairman	2001	347,519	800,000	(c)			60,000	130,465
	2000	316,539	667,000	(d)			60,000	81,701

John H. Pinkerton	2002	363,462	271,000	(e)			175,000	135,860
President	2001	347,519	260,000				60,000	55,340
	2000	335,000	248,395	(f)			60,000	48,889

Terry W. Carter (g)	2002	237,692	152,000	(h)			100,000	50,256
Executive Vice President	2001	207,693	175,000	(i)	128,000	(j)	110,000	53,987

Eddie M. LeBlanc, III	2002	168,769	113,000	(k)			51,000	38,912
Sr. Vice President and CFO	2001	160,892	80,000	(l)			30,000	38,267
	2000	155,000	69,551	(m)			60,000	47,445

Rodney L. Waller	2002	174,808	88,000	(n)			50,700	49,200
Senior Vice President	2001	163,875	80,000	(o)			30,000	60,560
	2000	157,708	140,070	(p)			30,000	41,494

(a)	Represents the Company’s contribution to the 401(k) and deferred compensation plans in the form of Common Stock valued at 100% of the stock’s fair market value at the time of the transactions along with the value, if any, attributable to participation in the Stock Purchase Plan.

(b)	Bonus awarded in the form of 137,221 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The award will vest on January 2, 2004.
(c)	Bonus awarded in the form of 154,143 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The award delayed vesting until January 2, 2003.
(d)	Bonus awarded in the form of 100,000 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The award delayed vesting until January 1, 2002.
(e)	Bonus composed of $203,250 in cash and 11,621 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock will vest on January 2, 2004.
(f)	Bonus composed of $125,000 in cash and 18,500 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock delayed vesting until January 1, 2002.
(g)	Mr. Carter joined the Company in January 2001.
(h)	Bonus composed of $114,000 in cash and 6,518 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock will vest on January 2, 2004.
(i)	Bonus composed of $75,000 in cash and 22,573 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock delayed vesting until January 2, 2003.
(j)	Mr. Carter was awarded 20,000 shares of restricted common stock upon his employment. One-half of the award vested in January 2002 and the remaining half vested in January 2003.
(k)	Bonus composed of $88,500 in cash and 4,202 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock will vest on January 2, 2004.
(l)	Bonus composed of $40,000 in cash and 9,029 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock delayed vesting until January 2, 2003.
(m)	Bonus composed of $35,000 in cash and 5,180 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock delayed vesting until January 1, 2002.
(n)	Bonus composed of $67,250 in cash and 3,559 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock will vest on January 2, 2004.
(o)	Bonus composed of $40,000 in cash and 9,029 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction. The restricted stock delayed vesting until January 2, 2003.
(p)	Bonus composed of 21,000 shares of restricted Common Stock valued at 100% of the stock’s fair market value at the time of the transaction of which 12,000 shares delayed vesting until January 1, 2002.

Stock Option Grants and Exercises

     The following table reflects the stock options granted to the Named Executive Officers for the year ended December 31, 2002. The stock options are granted at the market price of the Common Stock on the date of grant. Options granted prior to May 23, 2002 vest 25% on each anniversary over four years and have a term of ten years. On May 23, 2002 supplemental grants of stock options were granted with a term of five years and vest 30% after one year, 60% after two years and fully vested on the third anniversary of the grant. No stock appreciation rights have been granted.

Stock Options Granted in 2002

	Individual Grants
					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to			Option Term (a)
	Options	Employees in	Exercise	Expiration
Name	Granted (#)	Fiscal Year	Price	Date	5%	10%

Thomas J. Edelman	250,000	16.9%	$5.19	4/1/12	$ 851,991	$ 2,067,881

John H. Pinkerton	175,000	11.8%	5.19	4/1/12	571,194	1,447,517

Terry W. Carter	100,000	6.8%	4.43	2/19/12	278,600	706,028

Eddie M. LeBlanc, III	35,000	2.4%	4.43	2/19/12	97,510	247,110
	16,000	1.1%	5.49	5/23/07	24,269	53,627

Rodney L. Waller	35,000	2.4%	4.43	2/19/12	97,510	247,110
	15,700	1.0%	5.49	5/23/07	23,814	52,622

(a)	The Securities and Exchange Commission prescribes the annual rates of stock price appreciation used in showing the potential realizable value of stock option grants. Actual realized value of the options may be significantly greater or less than that assumed.

     The following table reflects the stock options exercised during 2002 and the stock options held by the Named Executive Officers as of December 31, 2002. The value of “in-the-money” options represents the spread between the exercise price of the stock options and the year-end Common Stock price of $5.40.

Option Exercises in 2002 and Year-End Option Values

					Number of Securities		Value of Unexercised
					Underlying Unexercised Options		In-the-Money Options at
	Shares				at Year-End 2002		Year-End 2002
	Acquired on		Value		(Unexercisable (U)/		(Unexercisable (U)/
Name	Exercise (#)		Realized		Exercisable (E))		Exercisable(E))

Thomas J. Edelman	33,132		$ -0	-	343,125	U	$ 206,672		U
					66,243	E	152,512		E

John H. Pinkerton	-0	-	-0	-	268,125	U	190,922		U
					99,375	E	254,766		E

Terry W. Carter	-0	-	-0	-	182,500	U	97,000		U
					27,500	E	-0	-	E

Eddie M. LeBlanc, III	9,000		31,503		103,500	U	137,825		U
					13,500	E	20,775		E

Rodney L. Waller	-0	-	-0	-	103,200	U	85,888		U
					67,500	E	51,938		E

Employment and Change in Control Agreements

     There are no employment agreements currently in effect between the Company and any Named Executive Officer. The Company has agreed to pay the Named Executive Officers the following salaries effective March 1, 2003: Thomas J. Edelman - $375,000, John H. Pinkerton - $360,000, Terry W. Carter - $247,000, Eddie M. LeBlanc, III - $178,000 and Rodney L. Waller - $174,100.

      In 1997, the Board adopted a change in control plan pursuant to which officers and certain key employees (the “Management Group”) may be entitled to receive certain payments and benefits if there is a change in control and a member of the Management Group is terminated or demoted. All other employees (the “Employee Group”) may be entitled to receive more limited payments and benefits under similar conditions. Upon a change in control all non-vested securities automatically vest. If any person in the Management Group is (i) terminated within one year of a change in control or (ii) if their responsibilities or compensation is materially altered within one year of such change of control, they will receive a lump sum payment (the “Management Payment”) equal to (i) their total annual salary and benefits, plus (ii) the average of their past two bonuses. If any person in the Employee Group is terminated within one year of a change in control, they will receive a lump sum payment (the “Employee Payment”) equal to (i) six months of their total annual salary and benefits, plus (ii) one-half of the average of their past two bonuses. Except in the case of Messrs. LeBlanc and Waller, the amount of a Management Payment or an Employee Payment (collectively, the “Payment”) is reduced if an employee has been with the Company for less than three years. An employee would receive one-third of the Payment if they have been employed by the Company for less than two years and two-thirds of the payment if they have been employed between two and three years.

      As a part of Mr. Carter’s employment, the Board approved a modification to the existing change in control plan to provide that if a change in control occurred, Mr. Carter would be paid two times his annual salary and the average of his last two bonuses regardless of the length of employment. Mr. Carter has tendered his resignation to the Company effective May 1, 2003. Mr. Carter resigned for personal reasons, specifically his desire to spend additional time with his family by eliminating a three-hour daily commute. A search is currently underway to find an appropriate replacement for Mr. Carter.

Chairman’s Compensation and Consulting Agreement

      In recognition of Mr. Edelman's work on behalf of the Company in 2003, the Board of Directors, on the recommendation of the Compensation Committee, agreed to contribute 100,000 shares of restricted common stock of the Company into Mr. Edelman's deferred compensation account upon his resignation at the Meeting. In addition, the Board, on the recommendation of the Committee, fully vested Mr. Edelman's stock options and other benefits and allowed him to continue to hold his existing options for their full original term.

     Under the terms of Mr. Edelman's consulting agreement, he committed within certain limits to make himself available to assist Range for three years. During the term, he will provide advice to the Board and officers of the Company on specific matters as requested with a principal focus on corporate strategy, management structure, capital allocation, risk management, financial strategy, hedging and shareholder communications. In no event will Mr. Edelman be asked to speak for or represent the Company in any public forum nor will he assume decision making responsibility on any corporate matter or be delegated signing authority. If Mr. Edelman becomes aware of any actual or potential conflict of interest between his other corporate responsibilities and his advisory work at Range, he will promptly inform the Board, recuse himself from any discussion of a matter or matters involving a potential conflict of interest or any matter with respect to which the Company and any other company of which he is a director or officer are in competition and will not seek or knowingly accept any confidential information, the possession of which would require his recusal. Range will limit its call on Mr. Edelman's time to no more than an average of 20 hours per week in any calendar quarter. In consideration for entering into the consulting agreement, Mr. Edelman will receive $50,000 a month, payable in cash, and will be entitled to direct the Company to pay up to $2,500 per month for secretarial services during the term of the consulting agreement. Pursuant to a prior agreement, the Company will continue to pay $6,000 a month in rent on Mr. Edelman's New York office until the lease expires in mid-2007.

      Finally, during the term of the Agreement, the Board may make a written request for Mr. Edelman to provide advice or assistance with respect to an issuance of public securities by the Company or its affiliates or any contemplated merger or acquisition transaction. If asked, Mr. Edelman will attempt to provide assistance for such additional fees and under such terms as the parties may at the time mutually agree. In this regard and all other aspects of his work for Range, Mr. Edelman will receive reimbursement for all reasonable out-of-pocket expenses and indemnification.

     The Company has been advised by counsel that the consulting agreement should not raise issues under the Clayton Act.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has responsibility for overseeing all compensation arrangements affecting executive officers. The Committee’s duties include reviewing and approving officers’ salaries, setting incentive compensation and bonus targets and administering the bonus, incentive compensation and stock option plans. The Committee advises and consults with management regarding benefits and significant compensation policies and practices. This Committee also considers nominations of candidates for officer positions.

General Compensation Philosophy

      The Compensation Committee believes that executive officers’ (“Executives”) salaries and overall compensation should be competitive with similar oil and gas companies after taking into account an Executive’s performance. The Committee uses stock options and other equity-based incentives to help retain and motivate employees with the goal of improving long-term performance and aligning employee’s interests with those of the stockholders.

Components of Compensation

      The key elements of Executive compensation are salary, bonus and stock options. In determining each component of compensation, the Compensation Committee considers an Executive’s total compensation package, recommendations of the Chairman and President, and other objective and subjective criteria that the Committee deems appropriate.

Salaries

      The Compensation Committee reviews the salary of each Executive annually and makes adjustments when the Committee thinks they are appropriate. The Committee considers each Executive’s responsibilities, specific experience and performance, compensation practices of similarly situated companies and the Executive’s overall contribution to the Company.

Bonuses

      Executive bonuses are discretionary and based on each Executive’s specific performance during the year taken in context of the Company’s overall performance.

Stock Options

      The Board of Directors adopted the 1999 Stock Option Plan, which was approved by the Stockholders at the 1999 Annual Meeting (the “Stock Option Plan”). The Stock Option Plan replaced the 1989 Stock Option Plan, which expired in March 1999. Employees and Directors may receive awards under the Stock Option Plan. The Compensation Committee uses the Stock Option Plan to help attract, motivate and retain personnel and to reward them for contributions to the Company. The Compensation Committee administers the Stock Option Plan in full compliance with Rule 16b-(3) under the Securities Exchange Act of 1934. The Compensation Committee determines the incentive awards granted to each participant and the terms, conditions and limitations applicable to each award. During 2002 after a review of twenty-two exploration and production companies with market capitalizations of $600 million and below, the Compensation Committee determined that the Company had not granted stock options in the same proportion as other peer companies as part of its compensation arrangements. Therefore, greater awards were made to the Executives in 2002 along with other officers and key personnel.

Section 162 of the Internal Revenue Code

      The Company attempts to take all proper tax deductions while maintaining the ability to pay compensation which is deemed to be in the Company’s interest, but which may not be deductible. Section 162 of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount of compensation paid to its officers unless the compensation is performance based.

Compensation of the Chairman and the President

      The Compensation Committee considered the Company’s overall performance as well as the individual contributions of the Chairman and President in determining their 2002 bonuses and reviewing their salaries. The Committee noted a number of achievements in 2002. The Company’s proved reserves grew 13% reaching 578 Bcfe. Drilling more than replaced production for the first time in the Company’s history. A reactivated acquisition effort led to $16 million of purchases in core areas at a cost of $0.84 per mcfe. Total reserve replacement reached 222% and reserves were added at an all-in cost of $0.92 per mcfe. Based upon current future prices, capital expenditures during the year should yield a compound annual rate of return of over 40%. The only material set back was a 1.7% production decline. Net income increased 46% to $26 million as fully diluted earnings per share rose to $0.47. Debt was reduced by another $24 million down to $368 million. In light of these and other factors, Mr. Edelman was awarded 137,221 shares of restricted Common Stock in lieu of a cash bonus, which were placed in his deferred compensation account. The restricted shares were scheduled to vest on January 2, 2004 but will be fully vested on May 21, 2003 when Mr. Edelman resigns as Chairman. The bonus was awarded in recognition of Mr. Edelman’s substantial involvement in directing the Company and the strategy employed to allow it to recover from the financial reversals of the past few years. Mr. Edelman’s salary was increased to $375,000. On February 12, 2003, Mr. Edelman was granted 250,000 options with a $5.83 exercise price under the Stock Option Plan. Mr. Pinkerton was awarded a $271,000 bonus of which 25% was in the form of 11,621 shares of restricted Common stock. Mr. Pinkerton’s bonus was awarded in recognition of his role in the success of the Great Lakes joint venture and numerous improvements made in the Company’s performance during the year. Mr. Pinkerton’s salary was increased to $360,000. Mr. Pinkerton was granted 175,000 options with a $5.83 exercise price under the Stock Option Plan on February 12, 2003.

      Decisions on the bonuses and salary increases for other Executives were influenced by the Company’s overall performance as well as the performance of the individual Executive and his success in attaining performance goals. Additional stock options were granted to Messrs. Edelman and Pinkerton by the Committee over the amounts granted in prior years in order to (i) align Executive compensation with the same interests as the stockholders, (ii) place more of the Executive’s compensation in the form of incentive compensation, and (iii) increase the incentive portion of compensation in alignment with other peer companies.

      This report has been furnished by the members of the Compensation Committee.

Robert E. Aikman, Chairman Allen Finkelson Alexander P. Lynch

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors, during the last fiscal year ended December 31, 2002, consisted of Messrs. Aikman, Finkelson and Lynch. During the last fiscal year ended December 31, 2002, there were no compensation committee interlocks or insider participation.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph is included in accordance with the SEC’s executive compensation disclosure rules. This historic stock price performance is not necessarily indicative of future stock performance. The graph compares the change in the cumulative total return of the Common Stock, the Dow Jones Secondary Oils Index, and the S&P 500 Index for the five years ended December 31, 2002. The graph assumes that $100 was invested in Common Stock and each index on December 31, 1997.

Comparison of Five Year Cumulative Return

	1997	1998	1999	2000	2001	2002

Range Resources Corporation	$100	$21	$20	$42	$28	$33
DJ Secondary Oils	100	72	79	68	61	62
S&P 500	100	127	151	136	118	90

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for the engagement of the Company’s independent public accountants, monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. This Committee also reviews the scope of the audit coverage, the annual financial statements and such other matters with respect to the accounting, auditing and financial reporting practices and procedures as it may find appropriate or as have been brought to its attention. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board, in its business judgment, has determined that all members of the Committee are “independent” as required by the NYSE. Currently, the Board and the Committee have not concluded their investigation and determination of the Committee’s “audit committee financial expert.” However, the Board feels that one or more members of the Board may meet the criteria established by the SEC. The Board and the Committee expect to have an individual designated within the time frame required by the SEC.

      Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors for 2002, KPMG LLP, are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Committee held nine meetings during 2002, five of which were telephonic meetings. The meetings involved the audited consolidated financial statements of the year ended December 31, 2001, the selection of KPMG as new auditors when Arthur Andersen was no longer able to continue as the Company’s independent accountants, the subsequent reaudit and restatement of the Company’s financial statements for the years 1999 through 2002, and various aspects of the Company’s internal controls and financial reporting. The meetings were also designed to facilitate and encourage communication and gain a better understanding of the issues involved in the preparation of the financial statements between the Committee, management and KPMG. We discussed with the auditors the overall scope and plans for their audit. We met with the auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We have reviewed and discussed the audited consolidated financial statements for the year-ended December 31, 2002 with management and KPMG. We also discussed with the auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. The auditors provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and we discussed with them their independence from the Company. When considering KPMG’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities discussed in this report and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year-ended December 31, 2002, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Range Resources Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG is in fact “independent.”

     This report has been furnished by the members of the Audit Committee.

Anthony V. Dub, Chairman V. Richard Eales Jonathan S. Linker

Independent Accountants

      The Audit Committee sought proposals from independent accountants to audit the Company’s financial statements during June and July of 2002 to replace Arthur Andersen LLP. The Company received proposals from and the Audit Committee conducted interviews with three of the largest four accounting firms. On July 11, 2002, the Audit Committee recommended the engagement of KPMG LLP as the Company’s independent auditors for the year ended December 31, 2002, to replace Arthur Andersen, who was dismissed as the Company’s auditors immediately. The Company’s Board of Directors approved the Audit Committee’s recommendations. As a result of this process, KPMG was selected as the Company’s auditor for 2002. Arthur Andersen’s audit reports on the Company’s financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2000 and 2001 and the subsequent interim period through July 11, 2002 there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      Great Lakes Energy Partners LLC is a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company. The Audit Committee of the Management Committee of Great Lakes (the “Great Lakes Audit Committee”) dismissed KPMG as Great Lakes’ auditors effective November 14, 2002 and notified KPMG of its dismissal on November 18, 2002. The Great Lakes Audit Committee recommended the engagement of Ernst & Young LLP as Great Lakes’ independent auditors for year ended December 31, 2002 which was approved by Great Lakes’ Management Committee on November 14, 2002. Ernst & Young accepted its appointment as Great Lakes’ independent auditors on November 19, 2002. During the two years ended December 31, 2000 and 2001 and the subsequent interim period through November 18, 2002: (i) KPMG’s reports on the financial statements of Great Lakes have not contained an adverse opinion or disclaimer of opinion, and have not been qualified or modified as to uncertainty, audit scope or accounting principles; and (ii) there were no disagreements between Great Lakes and KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

      The Audit Committee of the Board of Directors of the Company approved the dismissal of KPMG LLP as its independent auditors on March 26, 2003. The Company notified KPMG of its dismissal on March 26, 2003 and such dismissal became effective on March 26, 2003. On March 26, 2003, the Audit Committee approved the engagement of Ernst & Young as its independent auditors for the year ended December 31, 2003. Ernst & Young accepted its appointment as the Company’s independent auditors on April 1, 2003. During the two years ended December 31, 2001 and 2002 and the subsequent interim period through March 26, 2003: (i) KPMG’s report on the consolidated financial statements of the Company have not contained an adverse opinion or disclaimer of opinion, and have not been qualified or modified as to uncertainty, audit scope or accounting principles; and (ii) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

      Both the Company and Great Lakes will have their financial statements audited by the same independent public accounting firm, Ernst & Young, during the fiscal year ended December 31, 2003. As in past years, it is not the Company’s practice to have the Stockholders approve a recommendation for independent public accountants since such approval is not required by the SEC and is a direct responsibility of the Audit Committee, the members of which are all independent outside directors.

     Representatives of KPMG LLP and Ernst & Young LLP are expected to be present at the Meeting. KPMG and Ernst & Young representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions at the Meeting.

Audit Fees

     The aggregate fees for professional services rendered by KPMG in connection with their re-audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements (including its pro rata part of similar fees charged to Great Lakes) for the years 1999 through 2001 were $225,250.

      The aggregate fees for professional services rendered by KPMG in connection with their audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2002 fiscal year were $155,000. Range’s pro rata part of similar fees charged to Great Lakes for 2002 by Ernst & Young was $49,000.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by KPMG nor Ernst & Young in 2002 relating to financial information systems design and implementation.

All other fees

     The aggregate fees for all other services rendered by KPMG in 2002 were $43,715 and were related to tax planning and compliance matters. Range’s pro rata portion of tax planning and compliance matters paid to Ernst & Young for 2002 was $20,750.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Edelman, Chairman of the Company, also serves as an executive officer and is a major shareholder of Patina Oil & Gas Corporation, a publicly traded independent oil company headquartered in Denver, Colorado. In addition, Mr. Edelman is Chairman of Bear Cub Investments, LLC, a privately-held marketer of natural gas liquids and other petroleum products also headquartered in Denver. The Company, Patina and Bear Cub have never had any business dealings and have never held interests in any of the same properties or operations. As previously stated, Mr. Edelman has advised the Company that he will not run for reelection as a director of the Company and will resign as an officer of the Company at the 2003 Annual Meeting. To assist the Company in the transition, Mr. Edelman has entered into a three-year consulting agreement with the Company.

PROPOSAL 2 – APPROVAL OF AN AMENDMENT
TO THE COMPANY’S 1999 STOCK OPTION PLAN

Proposed Amendment

     Subject to Stockholder approval, the Board of Directors has approved an amendment to Article V(a) of the 1999 Stock Option Plan (the “Stock Option Plan”) to (a) increase the number of shares of common stock authorized to be issued under the Stock Option Plan from 6,000,000 shares to 8,750,000 and (b) an amendment to Article X to prohibit the repricing, replacing or regranting of stock options granted under the Plan unless approved by a vote of the shareholders. A complete copy of the proposed amendment is attached as Exhibit A and a full copy of the current Amended and Restated 1999 Stock Option Plan is attached as Exhibit B. The statements made in this Proxy Statement regarding the amendment to the Company’s Stock Option Plan should be read in conjunction with and are qualified in their entirety by reference to Exhibits A and B.

Description of the Stock Option Plan

     All employees, directors and consultants of the Company are eligible to receive awards consisting of stock options and stock appreciation rights (collectively the “Incentive Awards”) under the Stock Option Plan. The Plan does not include restricted stock awards. The Stock Option Plan is intended as an incentive to attract and help retain key personnel and to reward them for making contributions to the Company. Currently, an aggregate of 6,000,000 shares of Common Stock may be issued under the Stock Option Plan. Further, solely for Section 162(m) purposes of the Internal Revenue Code, no more than 500,000 shares of Common Stock may be subject to Incentive Awards granted to any one individual during any calendar year under the Plan. The preceding numbers may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure.

Administration

     The Compensation Committee of the Board administers the Stock Option Plan. The Committee complies with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee consists of two or more outside directors (within the meaning of Section 162(m) of the Code). Subject to the provisions of the Stock Option Plan, the Committee is authorized to determine the type or types of Incentive Awards made to each participant and the terms, conditions and limitations applicable to each. In addition, the Committee has the power to interpret the Stock Option Plan, to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Stock Option Plan. When granting Incentive Awards, the Committee considers such factors as an individual’s duties and their present and potential contributions to the success of the Company.

Eligibility

      The selection of eligible participants is at the discretion of the Committee. Currently, approximately 150 employees, its outside directors and an undetermined number of consultants would be eligible to participate in the Stock Option Plan.

Termination

      The Stock Option Plan was effective on March 24, 1999. No further awards may be granted under the Stock Option Plan after ten years, and the Plan will terminate once all Incentive Awards have been satisfied or have expired. The Board may, however, terminate the Stock Option Plan at any time without prejudice to the holders of any then outstanding Incentive Awards.

Benefits Offered

     An option is the right to purchase a share of Common Stock at a price (the “Exercise Price”) fixed at date of grant. Options granted pursuant to the Plan may either be “incentive stock options” within the meaning of Section 422 of the Code or options that do not constitute incentive stock options (“non-qualified stock options”). Options become exercisable on dates established by the Committee (but not more than ten years from date of grant in the case of incentive stock options). The Exercise Price and the number of options is determined by the Committee but the Exercise Price may not be set at less than fair market value of the Common Stock on the date of grant. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a subsidiary, the term of the option will not exceed five years, and the Exercise Price will be at least 110% of the fair market value of the Common Stock on date of grant. The Committee designates whether options are incentive stock options or non-qualified stock options at date of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares must be non-qualified stock options. The Exercise Price may, at the discretion of the Committee, be paid in cash, other shares of Common Stock, or by a combination of cash and Common Stock. The Plan also allows the Committee, to establish procedures pursuant to which a recipient may affect a “cashless” exercise of options through a brokerage firm. All options are evidenced by written agreements containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No incentive stock option is transferable other than by will or the laws of descent and distribution, and only the employee or his guardian or legal representative may exercise any option during the employee’s lifetime.

     Stock appreciation rights are rights to receive, without payment to the Company, cash or shares of Common Stock with a value determined by reference to the difference between the exercise price of the stock appreciation right and the fair market value of the Common Stock at date of exercise. The exercise price of a stock appreciation right must be determined by the Committee but at no less than the fair market value of the Common Stock on date of grant (or such greater exercise price as may be required in regard to a stock appreciation right granted in connection with an incentive stock option). A stock appreciation right may be exercised at such times as determined by the Committee.

Transferability of Benefit

     Unless otherwise determined by the Committee, Incentive Awards (other than incentive stock options) are not transferable except by will or by laws of descent and distribution or by a qualified domestic relations order. Incentive stock options may only be transferred by will or the laws of descent and distribution. The Plan provides that stock options and stock appreciation rights may be granted in substitution for stock options held by officers and employees of other corporations who are about to, or who have, become employees of the Company or an affiliate as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or a subsidiary.

Amendment to the Plan

     The Board has the right to amend, modify, suspend or terminate the Plan, except that it may not, (a) amend the Plan to increase the number of shares of Common Stock that may be issued under the Plan or (b) change the class of individuals eligible to receive Incentive Awards, without an affirmative vote of a majority of the votes cast at a Stockholder meeting; provided, further under NYSE rules that the total vote cast at the meeting represents over 50% of all the securities entitled to vote on the proposal.

Change of Control

      The Plan provides that, upon a Change of Control (as hereinafter defined), and except as provided in any Incentive Award agreement, outstanding Incentive Awards immediately vest and become exercisable or satisfiable, as applicable. Any Incentive Award that is a stock option will continue to be exercisable for the remainder of its applicable option term. However, the Compensation Committee in its discretion may cancel Incentive Awards and make payments in cash or adjust the Incentive Awards to reflect the Change of Control. The Plan provides that a Change in Control occurs if the Company (a) is dissolved and liquidated, (b) is not the surviving entity in any merger or consolidation, (c) sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock or (e) if after a contested election of directors, the persons who were directors before the election cease to constitute a majority of the Board.

Federal Income Tax Consequences

     The following discussion of tax considerations relating to options describes only certain U.S. federal income tax matters. No consideration has been given to the effects of state, local or other tax laws on the Stock Option Plan or Incentive Award recipients. The discussion is general in nature and does not take into account a number of considerations that may apply to a particular recipient’s circumstances.

     Non-Qualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the recipient upon the grant of a non-qualified stock option (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by making a grant. Generally, upon the exercise of a non-qualified stock option, the recipient will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the fair market value of the shares on the date of exercise less the option price paid. In the case of the exercise of a stock appreciation right, the recipient will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the recipient. Upon the exercise of a non-qualified stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the recipient assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received when a non-qualified stock option or a stock appreciation right is exercised, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the recipient subject to certain restrictions, then the taxable income realized, unless the recipient elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) is deferred and is calculated based on the fair market value of the shares when the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is a restriction if other shares have been purchased within six months of the exercise of a non-qualified stock option or stock appreciation right.

     Incentive Stock Options. The incentive stock options under the Stock Option Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the recipient upon the grant or the exercise of an incentive stock option if the recipient does not dispose of shares acquired within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares.

     The holder of an incentive stock option may be subject to the alternative minimum tax (“AMT”) in the year the incentive stock option is exercised. The difference between the fair market value of the stock on the exercise date and the exercise price is defined as preference income by the Code and are subject to an AMT calculation. The AMT calculation is made in the same tax year as the regular, ordinary income tax calculation. The option holder is required to generally pay the greater of the AMT or the ordinary income tax. In addition at the time the option holder sells the incentive stock option shares, the holder will (assuming the shares are held one year or more) be required to pay capital gains tax on the difference between the sale and exercise prices. This is true whether or not the recipient paid ordinary income tax or AMT during the year the option was exercised. If the recipient exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

      Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If a recipient disposes of shares acquired by the exercise of an incentive stock option prior to the end of the holding period, the recipient will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In this event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation recognized by the recipient. The amount treated as compensation is the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) less the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Stock Option Plan should not be limited by Section 162(m) of the Code.

     Inapplicability of ERISA Based upon current law and published interpretations, the Company does not believe the Stock Option Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Outstanding Plan Benefits

      As of April 4, 2003, 135,002 shares have been issued pursuant to the exercise of options granted under the Plan. A total of 3,949,837 options have been granted and are outstanding under the Plan of which 814,452 are currently exercisable.

1999 Stock Option Plan

	Number of	Average
Name and Position	Options Granted	Exercise Price

Thomas J. Edelman, Chairman	620,000	$5.28
John H. Pinkerton, President	470,000	$5.20
Terry W. Carter, Executive Vice President	310,000	$5.58
Eddie M. LeBlanc, III, Senior Vice President	192,000	$4.46
Rodney L. Waller, Senior Vice President	221,400	$5.12
Executive Group (7 persons)	2,138,200	$5.16
Non-Executive Officers/Employee Group (181 persons)	2,201,100	$4.98

     As of December 31, 2002, the following table summarizes securities issuable and authorized by the stockholders under certain equity compensation plans (a):

	Number of Securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities authorized for future issuance under equity compensation plans

Equity compensation plans
approved by security holders	3,448,644(b)	$4.46	3,767,192(b)

(a)	Although the Company does not maintain a formal plan, common stock is issued to officers and key employees in lieu of cash for bonuses and company matches under the Company’s deferred compensation arrangements. All such issuances are approved by the Compensation Committee, which is composed of three independent directors. Issuances to Named Employees are disclosed in the Company’s proxy statements.

(b)	Includes 167,000 shares related to the stock purchase plan for which there is no prescribed price.

Reason for the Proposed Amendment

      The purpose of increasing the number of options that may be granted under the Plan is to maintain the Company’s ability to attract and retain experienced and knowledgeable employees. Providing an equity interest in the Company gives them an incentive to perform and excel. The Board believes that equity-based incentives align the interests of management, employees and stockholders. Stock options are an important element in attracting and retaining employees. All full-time employees of the Company participate in the Stock Option Plan.

      Given the intense competition for talented individuals, the Company’s ability to offer competitive compensation packages, including those with equity-based incentives is particularly important.

      If the Stockholders approve the amendment, the number of shares of Common Stock reserved for issuance under the Plan would be increased by 2,750,000 shares to a total of 8,750,000 shares. It is the Company’s practice to grant options to new professionals and executives as they are hired and to all full-time employees when the annual performance-based compensation review is completed, generally in February or March of each year. During 2000, 2001, 2002 and so far during 2003, the Board has approved the issuance of 643,200, 774,350, 1,486,850, 1,422,900 options, respectively, under Plan. The Compensation Committee specifically approves all option grants to officers and the total of all stock options allowable to be granted each year to other employees. As of April 4, 2003, 135,002 shares have been issued pursuant to exercise of options granted under the Plan and 3,949,837 options have been granted and are currently outstanding under the Stock Option Plan.

     The increase in the number of authorized shares under the Plan is needed to allow it to continue to function and empower the Board with the ability to administer the Plan on a long-term basis by having a sufficient number of options available to develop a long-term compensation strategy. The Board believes that stock options clearly align the interest of the employee with the stockholder and only rewards the employee if the common stock grows in value. From an analysis of our peer companies, the number of stock options awarded to our executive officers is well below the average. The Board would like the ability to make larger, long-term awards to executives so that a significant portion of their compensation would be aligned with the stockholder in the form of stock options. Based upon historical data of peer companies, it appears that the Company up to 2002 had not granted stock options in the same proportion as other peer companies as part of its compensation arrangements. The Stockholders have approved increases in the total number of shares issuable under the Company’s stock option plans by 8 million from 1995 through 2002. Given the 55.4 million shares currently outstanding, an increase of 2,750,000 million shares a year would constitute a maximum potential dilution of less than 5%.

Required Vote and Recommendation

     The affirmative vote of a majority of the Stockholders at the Meeting is required after considering any abstentions. See “Votes Required” and “Broker Non-Votes and Abstentions” for further details on voting procedures.

     The Board believes adoption of the Amendment is in the Company’s best interest and recommends that the Stockholders vote FOR it.

SECURITY HOLDERS SHARING AN ADDRESS

     Only a single copy of the proxy statement is being delivered to multiple stockholders sharing a common address unless the Company receives contrary instructions from stockholders sharing a common address. Upon a written request to the Secretary of the Company at 777 Main Street, Suite 800, Fort Worth, Texas 76102, or an oral request made to Karen Giles at (817) 810-1938, the Company will deliver promptly a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written request to the same address or an oral request to the above telephone extension (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company’s stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2002.

OTHER BUSINESS

     Management knows of no other business that will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ANNUAL REPORT

     The Annual Report for the year-ended December 31, 2002 accompanies this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Any Stockholder desiring to present a Stockholder proposal at the 2004 Annual Meeting and to have the proposal included in our proxy statement must send it to the Secretary of the Company at 777 Main Street, Suite 800, Fort Worth, Texas 76102 so that it is received on or before December 23, 2003. All such proposals should be in compliance with the Securities and Exchange Commission regulations. We will only include in the proxy materials those Stockholder proposals that we receive prior to the deadline and that are proper for Stockholder action.

     Any Stockholder who desires to present proposals to our Annual Meeting in 2004 but does not wish to have the proposals included in our proxy statement for the meeting must submit those proposals to the Secretary of the Company no later than March 7, 2004. If we do not receive proposals by that time, the persons named in the proxies we solicit for the 2004 Annual Meeting will vote their proxies in their discretion in regard to the proposals.

BY ORDER OF THE BOARD OF DIRECTORS Rodney L. Waller Secretary

Exhibit A

THIRD AMENDMENT
TO THE
RANGE RESOURCES CORPORATION
AMENDED AND RESTATED 1999 STOCK OPTION PLAN

     This Third Amendment to the Range Resources amended and restated 1999 Stock Option Plan (the “Plan”) is effective as provided herein and is made by Range Resources Corporation, a Delaware corporation (the “Company”):

     WHEREAS, the Company has established the Plan in order to attract able persons to serve as directors or to enter the employ of the Company and its affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership thereby strengthening their concern for the welfare of the Company and its affiliates and, further, to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates;

     WHEREAS, Paragraph X of the Plan provides that the board of directors of the Company (the “Board”) may amend the Plan from time to time, provided that no amendment may materially impair the rights of any holder of an award previously granted, and further provided that the Board may not, without stockholder approval, amend the Plan (i) to increase the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company (“Stock”) that may be issued under the Plan, (ii) to change the class of individuals eligible to receive awards under the Plan, or (iii) to amend the amendment provisions of Paragraph X of the Plan;

     WHEREAS, the Plan was previously amended to increase the maximum aggregate number of shares of Stock that may be issued in connection with awards granted pursuant to the Plan from 3,400,000 shares to 6,000,000 shares, subject to adjustment;

     WHEREAS, the Board believes that to further the purposes of the Plan, the number of shares of Stock available for issuance under the Plan should be increased to 8,750,000 shares;

     WHEREAS, the Board believes that to further the purposes of the Plan no award under the Plan should be repriced, replaced or regranted to reduce the exercise price for the shares underlying such award (except in connection with a change in the Company’s capitalization) without stockholder approval;

     WHEREAS, the Board believes that to further the purposes of the Plan, the amendment provisions of the Plan should be amended to clarify the circumstances under which the Board may amend the Plan or an individual award agreement under the Plan;

     WHEREAS, an increase in the aggregate number of shares of Stock that may be used in connection with the Plan must be approved by the stockholders of the Company, pursuant to Paragraph X of the Plan and section 422(b) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, an amendment to Paragraph X of the Plan must be approved by the stockholders of the Company, pursuant to Paragraph X of the Plan; and

     WHEREAS, this Third Amendment is subject to stockholder approval.

     NOW, THEREFORE, the Plan is amended as provided herein, effective as of May 21, 2003, provided that the terms of this Third Amendment are approved by the Company’s stockholders, and, except as provided herein, the Plan shall continue to read in its current state:

     1.     Paragraph V(a) of the Plan is hereby amended in its entirety to provide as follows:

     (a)     Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph

A-1

VI. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 8,750,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. For the sole purpose of complying with the compensation deduction limitations set forth in section 162(m) of the Code, no single individual may, in any calendar year, receive Awards which relate to in excess of 500,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or repriced.

      2.      Paragraph X of the Plan is hereby amended in its entirety to provide as follows:

X. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of Stockholders or Holders, except that any amendment or alteration to this Plan shall be subject to the approval of the Company’s Stockholders not later than the annual meeting next following such Board action if such Stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to Stockholders for approval; provided that, without the consent of an affected Holder, no such Board action may materially and adversely affect the rights of such Holder under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Holder, no such Committee action may materially and adversely affect the rights of such Holder under such Award; and, provided further, that no Award may be repriced, replaced, regranted through cancellation, or modified without Stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.

     IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Third Amendment as set forth below.

RANGE RESOURCES CORPORATION

By:      ______________________________________

Name: ______________________________________

Title:   ______________________________________

Date:   ______________________________________

A-2

Exhibit B

RANGE RESOURCES CORPORATION

AMENDED AND RESTATED 1999 STOCK OPTION PLAN
(As Amended May 23, 2002)

I. PURPOSE

      The purpose of the RANGE RESOURCES CORPORATION AMENDED AND RESTATED 1999 STOCK OPTION PLAN (the “Plan”) is to provide a means through which RANGE RESOURCES CORPORATION, a Delaware corporation (the “Company”), and its affiliates may attract able persons to serve as directors or to enter the employ of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the Plan provides for granting Incentive Stock Options (subject to the provisions of Paragraph VII(c)), options which do not constitute Incentive Stock Options, Stock Appreciation Rights or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant or director as provided herein.

II. DEFINITIONS

      The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)	“Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization in which the Company owns, directly or indirectly, a 50% or more beneficial ownership interest.

(b)	“Award” means, individually or collectively, any Option or Stock Appreciation Right.

(c)	“Award Agreement” means any Option Agreement or Stock Appreciation Rights Agreement.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(f)	“Change of Control Value” shall mean (i) the per share price offered to Stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to Stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if the Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee. In the event that the consideration offered to Stockholders of the Company in a Change of Control consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h)	“Committee” means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) comprised solely of two or more “outside directors,” within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

(i)	“Company” means Range Resources Corporation, a Delaware corporation.

(j)	“Consultant” means any person who is not an employee and who is providing advisory or consulting services to the Company or any Affiliate.

(k)	“Director” means an individual elected to the Board by the Stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(l)	An “employee” means any person (including an officer or a Director) in an employment relationship with the Company or any Affiliate.

(m)	“Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock reported on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(n)	“Holder” means an employee, Consultant or Director who has been granted an Award.

(o)	“Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(p)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(q)	“Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Options that do not constitute Incentive Stock Options to purchase Stock.

(r)	“Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(s)	“Plan” means the Range Resources Corporation 1999 Stock Option Plan, as amended from time to time.

(t)	“Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(u)	“Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(v)	“Stock” means the common stock, par value $0.01 per share, of the Company.

(w)	“Stockholder” means a holder of Stock or other security of the Company, and with respect to any matter requiring Stockholder approval, the term “Stockholder” shall mean a holder of Stock or other Company security entitled to vote on such matter.

(x)	“Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.

(y)	“Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the Stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement, no Option or Stock Appreciation Right granted on or after the effective date of the Plan shall be exercisable prior to such Stockholder approval. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

     (a) Committee. The Plan shall be administered by the Committee.

     (b) Powers. Subject to the express provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award, and the number of shares of Stock which may be issued under each Option or Stock Appreciation Right. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, Consultants or Directors, their present and potential contribution to the success of the Company and its Affiliates and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

V. GRANT OF AWARDS;
SHARES SUBJECT TO THE PLAN

     (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 6,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. For the sole purpose of complying with the compensation deduction limitations set forth in section 162(m) of the Code, no single individual may, in any given calendar year, receive Awards which relate to in excess of 500,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or repriced.

     (b) Stock Offered. The Stock to be offered pursuant to the grant of an Award may, at the discretion of the Committee, be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees (including officers and Directors who are also employees) Consultants or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or an Option that is not an Incentive Stock Option, a Stock Appreciation Right or any combination thereof.

VII. STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder’s guardian or legal representative. Notwithstanding any provision in the Plan or in any Option Agreement, (1) no Incentive Stock Option shall be granted after the expiration of 12 months from the date of the adoption of the Plan by the Board unless the Plan has been approved by the Stockholders of the Company within such 12-month period in a manner that satisfies the requirements of section 422 of the Code and (2) any Option granted prior to the expiration of such 12-month period that was intended to constitute an Incentive Stock Option shall constitute an Option that is not an Incentive Stock Option if the Plan has not been approved by the Stockholders of the Company within such 12-month period in a manner that satisfies the requirements of section 422 of the Code.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment or membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, (i) in cash or (ii) by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option pursuant to procedures established by the Committee (as the same may be amended from time to time). Such Option Agreement may also include, without limitation, provisions relating to (1) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, (2) tax matters (including provisions (A) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal, state or local income tax withholding requirements and (B) dealing with any other applicable employee wage withholding requirements), and (3) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (e) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company in a manner specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

     (f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a Stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

     (g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate of stock of the employing corporation with the result that such employing corporation becomes an Affiliate.

VIII. STOCK APPRECIATION RIGHTS

     (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares of Stock under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or membership on the Board, as applicable, on the exercisability of the Stock Appreciation Rights.

      (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)), and (ii) shall be subject to adjustment as provided in Paragraph IX.

      (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

      (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee. In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered.

IX. RECAPITALIZATION OR REORGANIZATION

     (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

      (b) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and other securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

      (c) In the event of a Change of Control, and except as provided in any Award Agreement, outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and any Awards that are Options shall continue to be exercisable for the remainder of the applicable Option term. Notwithstanding the foregoing, the Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if applicable, under such Award for such share. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, a Change of Control or other relevant changes in capitalization or distributions to the holders of Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, any outstanding Awards and any Award Agreements shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock or distribution to the holders of Stock, the aggregate number of shares available under the Plan (and the aggregate number of shares that may be granted to any one individual) may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the Stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (f) Any adjustment provided for in the above Subparagraphs shall be subject to any required Stockholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

X. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made that would materially impair the rights of the Holder without the consent of the Holder and provided, further, that the Board may not, without approval of the Stockholders holding a majority of the votes cast at a duly called meeting of Stockholders, amend the Plan (a) to increase the maximum aggregate number of shares of Stock that may be issued under the Plan, (b) to change the class of individuals eligible to receive Awards under the Plan or (c) amend the provisions of this Paragraph X.

XII. MISCELLANEOUS

     (a) No Right to an Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee or Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Option Agreement or Stock Appreciation Rights Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. Nothing contained in the Plan shall confer on any Director any right with respect to continuation of membership on the Board.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered. The

Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

      (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

      (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the written consent of the Committee, which may be granted in the discretion of the Committee in accordance with any applicable transfer restrictions under the Securities Act of 1933.

      (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet the requirements of Rule 16b-3 so that any transaction under the Plan involving a grant, award, or other acquisition from the Company or disposition to the Company is exempt from Section 16(b) of the 1934 Act. If any provision of the Plan or any such Award would result in any such transaction not being exempt from Section 16(b) of the 1934 Act, such provision or Award shall be construed or deemed amended so that such transaction will be exempt from Section 16(b) of the 1934 Act.

      (g) Facsimile Signature. Any Award Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Award Agreement or related document shall have ceased to be such officer before the related Award is granted by the Company, such Award may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.

      (h) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

Form of proxy card

FRONT:

PROXY	RANGE RESOURCES CORPORATION Proxy Solicited on Behalf of the Board of Directors For The Annual Meeting of Stockholders - May 21, 2003	PROXY

The undersigned hereby appoints John H. Pinkerton and Rodney L. Waller, and each of them, his/her true and lawful agents and proxies with full substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which undersigned has power to vote, with all powers which the undersigned possess if personally present, at the Annual Meeting of Shareholders of Range Resources Corporation to be held on May 21, 2003, and at any adjournments thereof.

1.	To elect a board of seven Directors, each for a one-year term: The nominees of the Board of Directors are:
(1) Robert E. Aikman, (2) Charles L. Blackburn, (3) Anthony V. Dub, (4) V. Richard Eales, (5) Allen Finkelson, (6) Jonathan S. Linker, and (7) John H. Pinkerton.

2.	Approval of the Amendment to the Company’s 1999 Stock Option Plan.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side)

REVERSE SIDE:

RANGE RESOURCES CORPORATION
The Board of Directors recommends a vote FOR Proposals 1 and 2

1.	Election of Directors (see reverse)	For All	Withheld All	For All Except_________________ (indicate number(s) of director nominees in blank)	2.	Approval of an Amendment to the Company’s 1999 Stock Option Plan.	For ___	Against ___	Abstain ___

Area reserved for Name & Address 2003 __________________________________________ __________________________________________	Date: _____________________________________________________ Signature(s) Signature(s)

A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” both Proposals listed in the Notice of Annual Meeting of Stockholders and any other business as may properly come before the Meeting or any adjournment or postponement thereof. If the Company proposes to adjourn the Meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration at the Meeting. NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such.